Exhibit 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES





                                                           Three Months Ended
                                                             March 31, 1997
                                                         ----------------------
                                                         (Dollars in thousands)
EARNINGS
   Income from Continuing Operations before
     income taxes                                           $          32,400
      Add (Deduct):
        Minority Share of Cellular Losses                                 (76)
        Earnings on Equity Method                                     (18,383)
        Distributions from Minority Subsidiaries                        4,873
                                                            -----------------
                                                            $          18,814

      Add fixed charges:
        Consolidated interest expense                                   5,603
        Interest Portion (1/3) of Consolidated
          Rent Expense                                                  1,031
                                                            -----------------
                                                            $          25,448
                                                            =================

FIXED CHARGES
      Consolidated interest expense                         $           5,603
      Interest Portion (1/3) of Consolidated
        Rent Expense                                                    1,031
                                                            -----------------
                                                            $           6,634
                                                            =================

RATIO OF EARNINGS TO FIXED CHARGES                                       3.84
                                                            =================

   Tax-Effected Preferred Dividends                         $              --
   Fixed Charges                                                        6,634
                                                            -----------------
      Fixed Charges and Preferred Dividends                 $           6,634
                                                            =================

RATIO OF EARNINGS TO FIXED CHARGES
   AND PREFERRED DIVIDENDS                                               3.84
                                                            =================





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